EXHIBIT 5
March 16, 2006
Syntax-Brillian Corporation
1600 North Desert Drive
Tempe, Arizona 85281
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     As legal counsel to Syntax-Brillian Corporation, a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about March 16, 2006, in connection with the registration under the Securities Act of 1933, as amended, of 1,511,581 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the Syntax Groups Corporation 2005 Stock Incentive Plan 2005 Deferred and Restricted Stock Plan (the “Syntax Plan”). The facts, as we understand them, are set forth in the Registration Statement.
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
A.	The Certificate of Incorporation of the Company, as amended to date, as filed with the Secretary of State of the state of Delaware;

B.	The Bylaws of the Company, as amended to date;

C.	Resolutions of the Board of Directors of the Company adopted at a meeting held on November 30, 2005;

D.	The Syntax Plan; and

E.	The Registration Statement.
     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Syntax Plan.
     We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.
Very truly yours,
/s/ Greenberg Traurig, LLP

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